EXHIBIT 99.1

Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX PROVIDES DECEMBER QUARTER BUSINESS UPDATE

SAN JOSE, CA, DECEMBER 5, 2007 -- Xilinx, Inc. (Nasdaq: XLNX) today released its business update for the December quarter of fiscal 2008.

  December quarter sales are expected to be up 2% to 6% sequentially, consistent with the Company’s previous guidance.

  Gross margin and operating expense guidance remains unchanged: Gross margin is expected to be 62%-63% and operating expenses are expected to be flat sequentially.

No conference call will be held in conjunction with this business update. Additional commentary pertaining to the quarter will be available when the company reports its third quarter financial results on January 17, 2008.

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This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words, such as “expect,” “may,” “will,” “could,” “should,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar words. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, a high reliance on turns business which is defined as business that is booked and shipped within the quarter, the health of our end markets and our customers' customers, our ability to forecast end customer demand, inventory levels at customers and throughout the supply chain, customer acceptance of our new products, and other risk factors listed in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Xilinx assumes no obligation to update any such forward-looking statements or projections.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.